Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Corporation Announces Sale of its Tantaline Subsidiary

CENTRAL ISLIP, N.Y., (Business Wire) – May 30, 2023 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition and thermal process equipment, today announced the sale of its subsidiary, Tantaline CVD ApS (Tantaline) located in Denmark.

The sales price consists principally of an earn-out provision based on any net income that Tantaline may earn during the five-year period ending December 31, 2027. The Company expects to record a loss on the sale of approximately $250,000 during the quarter ending June 30, 2023.

The revenues and net income of Tantaline for the most recent fiscal year ended December 31, 2022 were $1.7 million and $0.4 million, respectively. The revenues and net income of Tantaline for the three months ended March 31, 2023 were $0.4 million and $0.1 million, respectively.

In 2021, CVD Equipment initiated a strategic assessment of its business, specifically evaluating the growth and profitability of each of the Company’s product lines, that included Tantaline which provides corrosion resistant surface treatments. Tantaline had recently experienced a decline in revenues and would have required further capital investment. The disposition of this non-core product line allows the Company to continue to focus on its core growth markets of high-power electronics, EV battery materials/energy storage and aerospace & defense.

“We remain committed to our strategic plan to achieve consistent long-term profitability, growth and return on investment. Aligned with our Company’s core competencies, we will continue evaluating market opportunities with high growth potential and continue focusing on “enabling tomorrow’s technologies™ within strategic growth markets.” said Emmanuel Lakios, President and CEO of CVD Equipment Corporation.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, thermal processing, physical vapor transport, gas and chemical delivery control systems, and other equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include high power electronics (silicon carbide), EV battery materials / energy storage (carbon nanotubes, graphene and silicon nanowires) and aerospace & defense (ceramic matrix composites). Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

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enabling tomorrow’s technologies™

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, competition in our existing and potential future product lines of business, including our PVT150 system; our ability to obtain financing on acceptable terms if and when needed; uncertainty as to our ability to develop new products for the high power electronics market; uncertainty as to our future profitability; uncertainty as to any future expansion of the Company; uncertainty as to our ability to adequately obtain raw materials and components from foreign markets in light of geopolitical developments; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance is not a guarantee of future results.

For further information about this topic please contact:
Richard Catalano, Vice President & CFO
Phone: (631) 981-7081
Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com